EXHIBIT C

                               DIGITEC 2000, INC.
                              STOCK INCENTIVE PLAN

1. Establishment, Purpose and Types of Awards

      Digitec 2000, Inc. hereby establishes the Digitec 2000, Inc. Stock Incentive Plan (the "Plan"). The purpose of the Plan is to promote the long-term growth and profitability of Digitec 2000, Inc. (the "Corporation") by (i) providing key people with incentives to improve shareholder value and to contribute to the growth and financial success of the Corporation, and (ii) enabling the Corporation to attract, retain and reward the best available persons for positions of substantial responsibility.

      The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, or any combination of the foregoing.

2. Definitions

      Under this Plan, except where the context otherwise indicates, the following definitions apply:

      (a) "Affiliate" shall mean any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Corporation (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, "control" shall mean ownership of 50% or more of the total combined voting power of all classes of stock of the entity.

      (b) "Award" shall mean, individually or collectively, any stock option, stock appreciation right or stock award.

      (c) "Board" shall mean the Board of Directors of the Corporation.

      (d) "Change in Control" shall mean the occurrence of any of the following events:

            (i) any person as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Corporation, any subsidiary of the Corporation, or any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any subsidiary of the Corporation), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities in any transaction or series of transactions not approved in advance by a vote of at least two-thirds (2/3) of the Board;

            (ii) during any period of three consecutive years (not including any period prior to the effective date of this Plan), individuals who, at the beginning of such period, constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in clause (i), (iii), (iv) or (v) of this definition) whose election by the Board or nomination for election by the Corporation's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;
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            (iii) the shareholders of the Corporation approve a merger or consolidation of the Corporation with any other company other than a merger or consolidation (1) which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 65% of the combined voting power of the voting securities of the Corporation (or such surviving entity) outstanding immediately after such merger or consolidation, or (2) effected to implement a recapitalization of the Corporation (or similar transaction) in which no "person" acquires more than 20% of the combined voting power of the Corporation's then outstanding securities;

            (iv) the shareholders of the Corporation adopt a plan of complete liquidation of the Corporation or approve an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets. For purposes of this clause (iv), the term "the sale or disposition by the Corporation of all or substantially all of the Corporation's assets" shall mean a sale or other disposition transaction or series of related transactions involving assets of the Corporation or of any direct or indirect subsidiary of the Corporation (including the stock of any direct or indirect subsidiary of the Corporation) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Board determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than two-thirds of the fair market value of the Corporation (as hereinafter defined). For purposes of the preceding sentence, the "fair market value of the Corporation" shall be the aggregate Fair Market Value of the outstanding shares of Common Stock of the Corporation (on a fully diluted basis) plus the aggregate market value of the Corporation's other outstanding equity securities. The aggregate market value of any other equity securities of the Corporation shall be determined in a manner similar to that prescribed hereunder for the determination of the Fair Market Value of Common Stock; or

            (v) any other event determined by a vote of at least two-thirds (2/3) of the Board to constitute a "Change of Control."

      (e) "Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder and includes any amendments or successor provisions thereto.

      (f) "Committee" shall mean the committee of the Board appointed to administer the Plan; provided, however, that all the members of such committee shall constitute both "Non-Employee Directors" within the meaning of Rule 16b-3, and "outside directors" within the meaning of Code section 162(m). Notwithstanding the foregoing, until the Common Stock is registered pursuant to Section 12 of the Exchange Act, the Board may, in its discretion, reserve to itself any or all of the authority and responsibility of the Committee. To the extent the Board reserves to itself any such authority and responsibility, the term "Committee" as used in this Plan shall be deemed to refer to the entire Board

      (g) "Common Stock" shall mean shares of common stock of the Corporation, par value of $0.001 per share.

      (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      (i) "Fair Market Value" shall mean, as of any particular date, the fair market value for each share of the Company's Common Stock as the Committee shall in good faith determine to be appropriate; provided, however, that in the event the Common Stock shall become registered under Section 12 of the Exchange Act, then thereafter the Fair Market Value of the Company's Common Stock for any purpose on a particular date shall mean the last reported sale price per share of Common Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked


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      prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq-National Market, or if the Common Stock is not so listed or admitted to trading or included for quotation, the last quoted price, or if the Common Stock is not so quoted, the average of the high bid and low asked prices, regular way, in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the last reported sale price, regular way, as furnished by a professional market maker making a market in the Common Stock as selected in good faith by the Committee or by such other source or sources as shall be selected in good faith by the Committee. If, as the case may be, the relevant date is not a trading day, the determination shall be made as of the next preceding trading day. As used herein, the term "trading day" shall mean a day on which public trading of securities occurs and is reported in the principal consolidated reporting system referred to above, or if the Stock is not listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq-National Market, any business day.

      (j) "Grant Agreement" shall mean a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and shall incorporate the terms of the Plan.

      (k) "Parent" shall mean a corporation, whether now or hereafter existing, within the meaning of the definition of "parent corporation" provided in Code section 424(e), or any successor thereto.

      (l) "Rule 16b-3" shall mean Rule 16b-3 as in effect under the Exchange Act on the effective date of the Plan, or any successor provision prescribing conditions necessary to exempt the issuance of securities under the Plan (and further transactions in such securities) from Section 16(b) of the Exchange Act.

      (m) "Subsidiary" and "Subsidiaries" shall mean only a corporation or corporations, whether now or hereafter existing, within the meaning of the definition of "subsidiary corporation" provided in section 424(f) of the Code, or any successor thereto.

3. Administration

      (a) Powers of the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

      The Committee shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided, however, that any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the grantee);
(vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee's employment; and (vii) establish objectives and conditions, if any, for earning Awards.


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      The Committee shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable.

      (b) Non-Uniform Determinations. The Committee's determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

      (c) Limited Liability. To the maximum extent permitted by law, no member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

      (d) Indemnification. To the maximum extent permitted by law and by the Corporation's charter and by-laws, the members of the Committee shall be indemnified by the Corporation in respect of all their activities under the Plan.

      (e) Effect of Committee`s Decision. All actions taken and decisions and determinations made by the Committee on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Committee's sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Corporation, its shareholders, any participants in the Plan and any other employee of the corporation, and their respective successors in interest.

      (f) Reliance on Reports. Each member of the Committee shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Corporation and its Affiliates, and upon any other information furnished in connection with this Plan. In no event shall any person who is or shall have been a member of the Committee be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information.

4. Shares Available for the Plan; Maximum Awards

      Subject to adjustments as provided in Section 7(d) of the Plan, the shares of Common Stock that may be delivered, purchased or used for reference purposes with respect to Awards granted under the Plan shall not exceed an aggregate of 600,000 shares of Common Stock. The Corporation shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(d) of the Plan. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are surrendered to the Corporation in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), the shares subject to such Award and the surrendered shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to the Corporation in connection with any Award or that are otherwise forfeited after issuance, and any shares subject to a stock appreciation right the exercise of which resulted in the cancellation of an option, shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

      Subject to adjustments as provided in Section 7(d) of the Plan, the maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any one fiscal year of the Corporation to any one individual shall be limited to 100,000 shares. Such per-individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled.


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

5. Participation

      Participation in the Plan shall be open to all employees, officers, directors and consultants of the Corporation, or of any Affiliate of the Corporation, as may be selected by the Committee from time to time. Notwithstanding the foregoing, participation in the Plan with respect to Awards of incentive stock options shall be limited to employees of the Corporation or of any Parent or Subsidiary of the Corporation.

6. Awards

      The Committee, in its sole discretion, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement.

      (a) Stock Options. The Committee may from time to time grant to eligible participants Awards of incentive stock options as that term is defined in Code section 422 or nonqualified stock options. Stock option Awards granted under the Plan shall meet the following requirements:

            (i) Grant Date. An incentive stock option must be granted within 10 years of the earlier of the Plan's adoption by the Board of Directors or approval by the Corporation's shareholders. The "Grant Date" is the date the Committee formally acts to grant an Award to a grantee or such other date as the Committee shall so designate at the time of taking such formal action.

            (ii) Vesting Schedule. Except as otherwise provided by the Committee in the Grant Agreement, stock options shall become exercisable (i.e. vested) with respect to 25% of the shares of Common Stock subject to the stock option on each anniversary of the Grant Date, ending with the fourth anniversary. Notwithstanding the immediately preceding sentence, all outstanding stock options shall become immediately exercisable upon a Change in Control, except as otherwise provided by the Committee in the Grant Agreement.

            (iii) Exercise Price and Term. The exercise price of an incentive stock option shall not be less than 100% of the Fair Market Value of the shares on the date the stock option is granted and the term of the stock option shall not exceed ten years. Notwithstanding the immediately preceding sentence, the exercise price of any incentive stock option granted to a grantee who owns (within the meaning of Code section 422(b)(6), after application of the attribution rules in Code section 424(d)) more than 10% of the total combined voting power of all classes of shares of the Corporation, or its Parent or Subsidiary corporations, shall be not less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the term of such stock option shall not exceed five years. The exercise price of a nonqualified stock option shall be established by the Committee, and the term of such stock option shall not exceed ten years and one day. The date that the term of the stock option expires pursuant to this paragraph is the "Expiration Date."

            Notwithstanding the foregoing provisions of this subsection (iii), in the event of the grantee's termination of employment or service with the Corporation and its Affiliates, the stock option shall terminate in its entirety, regardless of whether the stock option is vested in whole or in part at that time, except as otherwise provided by the Committee in the Grant Agreement; provided, however, that if the grantee terminates employment or sex-vice by reason of death or disability within the meaning of Code section 22(e)(3), the stock option shall remain exercisable (to the extent exercisable by the grantee on the effective date of such termination) for a period of one year, provided that (1) no portion of the stock option that is not exercisable on the effective date of such termination shall thereafter become exercisable and (2) no portion of the stock option may be exercised after the Expiration Date.


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

            (iv) Maximum Grant. The aggregate Fair Market Value (determined as of the Grant Date) of shares of Common Stock with respect to which all incentive stock options first become exercisable by any grantee in any calendar year under this or any other plan of the Corporation and its Parent and Subsidiary corporations may not exceed $100,000 or such other amount as may be permitted from time to time under Code section 422. To the extent that such aggregate Fair Market Value shall exceed $100,000, or other applicable amount, such stock options shall be treated as nonqualified stock options.

            (v) Grantee. Incentive stock options shall be issued only to employees of the Corporation, or of a Parent or Subsidiary of the Corporation.

            (vi) Tandem Options Prohibited. An incentive stock option may not be granted in tandem with a nonqualified option in such a manner that the exercise of one affects a grantee's right to exercise the other.

            (vii) Designation. No stock option shall be an incentive stock option unless so designated by the Committee at the time of grant or in the Grant Agreement evidencing such stock option.

            (viii) Method of Exercise. A stock option may be exercised by delivery to the Corporation of a written notice of exercise on any business day, at the Corporation's principal office addressed to the attention of the Corporate Secretary. Such notice shall specify the number of shares for which the stock option is being exercised and shall be accompanied by payment in full of the option price of the shares for which the stock option is being exercised. However, if the Common Stock is publicly traded, payment in full of the option price need not accompany the written notice of exercise provided the notice directs that the stock certificates for the shares issued upon the exercise be delivered to a licensed broker acceptable to the Corporation as the agent for the individual exercising the stock option and at the time the stock certificates are delivered to the broker, the broker will tender to the Corporation cash or cash equivalents acceptable to the Corporation equal to the exercise price, and the Corporation determines that such procedure satisfies the cashless exercise provisions of the Federal Reserve Board's Regulation T.

            Payment of the option price for the shares of Common Stock purchased pursuant to the exercise of a stock option may be made, as determined by the Committee and set forth in the Grant Agreement, as follows:

            (1) in cash or by certified check payable to the order of the Corporation;

            (2) through the tender to the Corporation of shares of Common Stock, which shall be valued, for purposes of determining the extent to which the option price has been paid, at their Fair Market Value on the date of exercise;

            (3) by causing the Corporation to withhold shares of Common Stock otherwise issuable pursuant to exercise of the stock option with a Fair Market Value equal to the option price or any portion thereof; or

            (4) by a combination of the foregoing methods or any other method that the Committee may allow.

            (ix) Issuance of Stock. Promptly after the exercise of a stock option and the payment in full of the option price of the shares of Common Stock covered thereby, the individual exercising the stock option shall be entitled to the issuance of a stock certificate or certificates evidencing such individual's ownership of such shares. A separate stock certificate or certificates shall be issued for any shares purchased pursuant to the exercise of a stock option which is an incentive stock option, which


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

      certificate or certificates shall not include any shares which were purchased pursuant to the exercise of a stock option which is not an incentive stock option. An individual holding or exercising a stock option shall have none of the rights of a shareholder until the shares of Common Stock covered thereby are filly paid and issued to such individual and, except as provided in Section 7(d), no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

      (b) Stock Appreciation Rights. The Committee may from time to time grant to eligible participants Awards of Stock Appreciation Rights ("SAR"). An SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. Payment by the Corporation of the amount receivable upon any exercise of an SAR. may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Committee. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date.

      (c) Stock Awards. The Committee may from time to time grant restricted or unrestricted stock Awards to eligible participants in such amounts and for such consideration, including no consideration or such minimum consideration as may be required by law, as it determines. A stock Award may be paid in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Committee.

      Each stock Award shall specify the applicable restrictions, if any, on such shares of Common Stock, the duration of such restrictions, and the time or times at which such restrictions shall lapse with respect to all or a specified number of shares of Common Stock that are part of the Award. Notwithstanding the foregoing, the Committee may reduce or shorten the duration of any restriction applicable to any shares of Common Stock awarded to any grantee under the Plan. Stock certificates with respect to restricted shares of Common Stock granted pursuant to a stock Award may be issued at the time of grant of the stock Award, subject to forfeiture if the restrictions do not lapse, or upon lapse of the restrictions. If stock certificates are issued at the time of grant of the stock Award, the certificates shall bear an appropriate legend with respect to the restrictions applicable to such stock Award or, alternatively, the grantee may be required to deposit the certificates with the Corporation during the period of any restriction thereon and to execute a blank stock power or other instrument of transfer therefor. Except as otherwise provided by the Committee, during such period of restriction following issuance of stock certificates, the grantee shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends (or amounts equivalent to dividends) and to vote with respect to the restricted shares. If stock certificates are issued upon lapse of restrictions on a stock Award, the Committee may provide that the grantee will be entitled to receive any amounts per share pursuant to any dividend or distribution paid by the Corporation on its Common Stock to shareholders of record after grant of the stock Award and prior to the issuance of the stock certificates.

7. Miscellaneous

      (a) Withholding of Taxes. The Corporation may require, as a condition to the grant of any Award under the Plan or exercise pursuant to such Award or to the delivery of certificates for shares issued or payments of cash to a grantee pursuant to the Plan or a Grant Agreement (hereinafter collectively referred to as a "taxable event"), that the grantee pay to the Corporation, in cash or in shares of Common Stock, including shares acquired upon grant of the Award or exercise of the Award, valued at Fair Market Value on the date as of which the withholding tax liability is determined, any federal, state or local taxes of any kind required by law to be withheld with respect to any taxable event under the Plan. The Corporation, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus)


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

otherwise due to a grantee any federal, state or local taxes of any kind required by law to be withheld with respect to any taxable event under the Plan, or to retain or sell without notice a sufficient number of the shares to be issued to such grantee to cover any such taxes.

      (b) Payment of Exercise Price. Payment of the exercise price for an Award may be made in accordance with the terms of the Grant Agreement. The Corporation may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

      (c) Transferability. Except as provided below no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution, and an Award may be exercised during the lifetime of the grantee only by the grantee or, during the period the grantee is under a legal disability, by the grantee's guardian or legal representative.

      Notwithstanding the preceding paragraph, the Committee may, in its discretion, expressly provide that an Award other than an incentive stock option or any Award that is linked to an incentive stock option may be transferred to
(i) members of the grantee's family; (ii) trusts for the benefit of such family members; or (iii) partnerships whose only partners are such family members. No consideration may be paid for any such transfer of Awards.

      (d) Adjustments; Business Combinations. In the event of a reclassification, recapitalization, stock split, stock dividend, combination of shares, or other similar event, the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan as provided in Section 4 shall be adjusted to reflect such event, and the Committee shall make such adjustments as it deems appropriate and equitable in the number, kind and price of shares covered by outstanding Awards made under the Plan, and in any other matters which relate to Awards and which are affected by the changes in the Common Stock referred to above.

      (e) Termination, Amendment and Modification of the Plan. The Board, without further approval of the shareholders, may terminate, amend or modify the Plan or any portion thereof at any time. Notwithstanding the immediately preceding sentence, no amendment may be made which materially changes the requirements as to eligibility to receive incentive stock options or increases the number of securities which may be issued pursuant to this Plan (except as provided in Section 7(d)) without shareholder approval.

      (f) Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the employment or service of the Corporation or its Affiliates, or shall interfere in any way with the right of the Corporation and its Affiliates to terminate such employment or service at any time.

      (g) Compliance with Securities Laws, Listing and Registration. Common Stock shall not be issued with respect to an Award granted under the Plan unless the exercise of such Award and the issuance and delivery of stock certificates for such Common Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933 and the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any national securities exchange or any listing or quotation system established by the National Association of Securities Dealers, Inc. ("Nasdaq System") upon which the Common Stock may then be listed or quoted, and shall be further subject to the approval of counsel for the Corporation with respect to such compliance to the extent such approval is sought by the Committee. If the Corporation determines that the listing, registration or qualification upon any securities exchange or upon the Nasdaq System or under any law, of shares subject to any Award is necessary or desirable as a condition of, or in connection with, the granting of the Award or the issuance or purchase of shares thereunder, no such Award may be exercised in whale or in part and no restrictions on such Award shall lapse, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Corporation.


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

      (h) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Corporation or its Affiliates from adopting or continuing in effect other compensation arrangements (whether such arrangements be generally applicable or applicable only in specific cases) as the Committee in its discretion determines desirable, including without limitation the granting of stock options, stock awards or stock appreciation rights otherwise than under the Plan.

      (i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Corporation pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

      (j) Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Committee relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Nevada, without regard to its conflict of laws principles.

      (k) Expenses. The expenses of implementing and administering the Plan shall be borne by the Corporation and its Affiliates, pro rata.

      (l) Fractional Shares. Any fractional shares concerning Awards shall be eliminated at the time of payment or removal of restrictions by rounding down for fractions of less than one-half and rounding up for fractions of equal to or more than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding.

      (m) Effective Date; Termination Date. The Plan is effective as of the date on which the Plan was adopted by the Board, subject to approval of the shareholders within twelve months before or after such date. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth anniversary of the effective date of the Plan. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

Date Approved by the Board: 5/15/97

Date Approved by the Shareholders: ___________________


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